Exhibit 99.1

Donnelley Financial Solutions, Inc. Announces Pricing of Secondary Common Stock Offering

CHICAGO, June 13, 2017 (BUSINESS WIRE) – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company”) announced today the pricing of the offering of 6,143,208 shares of its common stock at a public offering price of $21.25 per share. The shares have been offered by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (together, the “Selling Stockholders”). Immediately prior to the consummation of the offering, R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD”) will exchange the shares of common stock to be sold in the offering with the Selling Stockholders or their affiliates for certain debt obligations of RRD held by the Selling Stockholders or their affiliates, and the debt obligations exchanged will be cancelled or otherwise deemed satisfied upon delivery to RRD. The Selling Stockholders are offering to sell those shares pursuant to this offering, and they will receive all of the net proceeds from the sale of these shares. RRD will retain 99,594 shares of our common stock upon the consummation of the exchange.

The Selling Stockholders acted as the joint book-running managers and underwriters for the proposed offering.

In addition, the Company has granted the underwriters in the offering a 30-day option to purchase up to an additional 921,481 shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions. The Company intends to use the net proceeds from the sale of any additional shares for general corporate purposes.

The offering is expected to close on June 21, 2017, subject to customary closing conditions.

A registration statement relating to the Company’s common stock has been filed with, and declared effective by, the Securities and Exchange Commission. The offering has been made only by means of a prospectus. Copies of the final prospectus relating to this offering, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC, 28255-0001 Attention: Prospectus Department, email: dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-866-803-9204; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY, Attention: Equity Syndicate Department, or by telephone at 1-800-326-5897 or email a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Donnelley Financial Solutions

Donnelley Financial Solutions provides software and services that enable clients to communicate with confidence in a complex regulatory environment. With 3,500 employees in 61 locations across 18 countries, we provide thousands of clients globally with innovative tools for content creation, management and distribution, as well as data analytics and multi-lingual localization services. Leveraging advanced technology, deep-domain expertise and 24/7 support, we deliver cost-effective solutions to meet the evolving needs of our clients.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering and the use of proceeds from the offering. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of Donnelley Financial Solutions to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the SEC. Donnelley Financial Solutions disclaims any obligation to update or revise any forward-looking statements.

Investor Relations Contact:

Sloan Bohlen

Solebury Communications Group

investors@dfsco.com